Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
of
BIRNER DENTAL MANAGEMENT SERVICES, INC.
Pursuant to its Offer to Purchase
Dated August 31, 2006

THE TENDER OFFER (THE ”OFFER”), THE PRORATION PERIOD AND WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., MOUNTAIN TIME, ON SEPTEMBER 29, 2006, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Computershare Trust Company, Inc.

By Registered, Certified Mail or First Class Mail:	By Hand or Courier Delivery:
Computershare Trust Company, Inc.	Computershare Trust Company, Inc.
P.O. Box 1596	350 Indiana Street, Suite 800
Denver, CO 80201-1596	Golden, CO 80401

          Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

          You should use this Letter of Transmittal if you are tendering physical certificates, or are causing the Shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”), which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

Description of Shares Tendered
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered*

Total Shares
Indicate in this box the order (by certificate number) in which Shares are to be purchased in the event of proration**
1st: 2nd: 3rd: 4th:
*	Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.
**	If you do not designate an order, in the event less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.

          If you desire to tender Shares of Birner Dental Management Services, Inc. (“Birner Dental”) pursuant to the Offer, but you cannot deliver your Shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

☐	Check here if tendered Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Shareholder(s) ___________________________________________

Date of Execution of Notice of Guaranteed Delivery _______________________________

Name of Institution which Guaranteed Delivery ___________________________________

If any certificate evidencing the Shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call Computershare Trust Company, Inc., as Transfer Agent at 800-962-4284 (extension 4732), regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 15.

☐

Check here if tendered Shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver Shares by book-entry transfer):

Name of Tendering Institution _____________________________________________________________

Account No. ___________________________________________________________________________

Transaction Code No. ____________________________________________________________________

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5)

          By checking ONE of the boxes below, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price (as defined in the Offer to Purchase) for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Birner Dental will be purchased at the Purchase Price upon the terms and subject to the conditions set forth in the Offer to Purchase. A shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (CHECK ONE)

☐	$17.50	☐	$20.50	☐	$23.50	☐	$26.50
☐	$17.75	☐	$20.75	☐	$23.75	☐	$26.75
☐	$18.00	☐	$21.00	☐	$24.00	☐	$27.00
☐	$18.25	☐	$21.25	☐	$24.25	☐	$27.25
☐	$18.50	☐	$21.50	☐	$24.50	☐	$27.50
☐	$18.75	☐	$21.75	☐	$24.75	☐	$27.75
☐	$19.00	☐	$22.00	☐	$25.00	☐	$28.00
☐	$19.25	☐	$22.25	☐	$25.25
☐	$19.50	☐	$22.50	☐	$25.50
☐	$19.75	☐	$22.75	☐	$25.75
☐	$20.00	☐	$23.00	☐	$26.00
☐	$20.25	☐	$23.25	☐	$26.25

ODD LOTS
(See Instruction 6)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 8, 9 and 10)

          To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup with holding tax required to be withheld) and/or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if Shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue ☐ Check to:

☐  Share certificate(s) to:

Name(s)	____________________________________________________________________________
(Please Print)

Address	_____________________________________________________________________

________________________________________________________________________________________________
(Zip Code)

________________________________________________________________________________________________
(Taxpayer Identification No.)

☐ Credit Shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number:	____________________________________________________________

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 8, 9 and 10)

          To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) and/or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Deliver ☐ Check to:

☐  Share certificate(s) to:

Name(s)	___________________________________________________________________________
(Please Print)

Address	_____________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________
(Zip Code)

Signature	____________________________________________________________________

IMPORTANT—SHAREHOLDERS SIGN HERE
(PLEASE COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

(Must be signed by the registered holder(s) exactly as such holder(s) name(s) appear(s) on certificate(s) for shares or on a security position listing or by person(s) authorized to become the registered holder(s) thereof by certificates and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 8.)

(Signature(s) of Owner(s))

Dated: ____________________ , __________ 2006

Name (s):

(Please Print)

Capacity: (Full Title)

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Employer Identification or Social Security Number:

(See Substitute Form W-9 included herein)

GUARANTEE OF SIGNATURE(S)
(SEE INSTRUCTIONS 1 AND 8)

Authorized Signature:

Name:

(Please Print)

Title:

Name of Firm:

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Dated: _______________ , __________2006

SUBSTITUTE Form W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

Department of the Treasury Internal Revenue Service	Social Security Number

OR

Payer’s Request for Taxpayer Identification Number (TIN)	Employer Identification Number

Part 2—Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien)

Certification Instructions––You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

	SIGNATURE	DATE

NAME

ADDRESS

CITY
STATE____ ZIP CODE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF U.S. FEDERAL INCOME TAX ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO AN OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

          Guidelines for Determining the Proper Identification Number to Give the Payer. The taxpayer identification number for an individual is the individual’s Social Security number. Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. The taxpayer identification number for an entity is the entity’s Employer Identification number. Employer Identification numbers have nine digits separated by one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the NAME and SOCIAL SECURITY number of–	For this type of account:		Give the NAME and EMPLOYER IDENTIFICATION number of–
1.	Individual		The individual	7.	A valid trust, estate or pension trust	The legal entity(4)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	8.	Corporate or LLC electing corporate status on Form 8832	The corporation
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	10.	Partnership or multi-member LLC	The partnership
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	11.	A broker or registered nominee	The broker or nominee
5.	Sole proprietorship or single-owner LLC		The owner(3)	12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
6.	Sole proprietorship single-owner LLC		The owner

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your SSN or TIN (if you have one).

(4)

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

(Section references are to the U.S. Internal Revenue Code)

Obtaining a Number

          If you do not have a U.S. taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the U.S. Social Security Administration or the U.S. Internal Revenue Service (the “IRS”) and apply for a number.

          In some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN. These individuals must apply for an Individual Taxpayer Identification Number (“ITIN”) on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

          To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number, sign and date the Form, and give it to the requester. Notwithstanding that you comply with the foregoing, the depositary will withhold U.S. federal income tax on any purchase price and any accrued and unpaid interest paid to you, subject to some exceptions, or other payee with respect to the Securities prior to the time a properly certified TIN is provided to the depositary.

Payees Exempt from Backup Withholding

          The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends and payments by certain fishing boat operators.

(1)	A corporation.

(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(3)	The United States or any of its agencies or instrumentalities.

(4)	A State, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.

(5)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6)	An international organization or any of its agencies or instrumentalities.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under section 664 or described in section 4947.

          Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

          Payments of interest generally not subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage interest paid by you.

          Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations under such sections.

          Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notices

          Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information on to other countries under a tax treaty, to federal and state agencies to enforce federal non-tax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)

Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE U.S. INTERNAL REVENUE SERVICE.

Ladies and Gentlemen:

          The undersigned hereby tenders to Birner Dental Management Services, Inc., a Colorado corporation (“Birner Dental”), Shares of Birner Dental Common Stock, without par value, pursuant to Birner Dental’s offer to purchase up to 175,000 Shares at a price per Share indicated in this Letter of Transmittal, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 31, 2006 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”). The Offer will expire at 5:00 p.m. Mountain time on September 29, 2006 (the “Expiration Date”). In the event that more than 175,000 Shares are tendered pursuant to the Offer at or below the Purchase Price, Birner Dental may exercise its right to purchase up to an additional 2% of its outstanding Shares without extending the Offer. Birner Dental also expressly reserves the right to purchase additional Shares subject to applicable legal requirements.

          Subject to, and effective upon, acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Birner Dental all right, title and interest in and to all the Shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

          (1) deliver certificates for such Shares, or transfer ownership of such Shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Birner Dental;

          (2) present such Shares for transfer and cancellation on the books of Birner Dental; and

          (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

          The undersigned understands that Birner Dental will determine a single per Share price, not greater than $28.00 nor less than $17.50 per Share (the “Purchase Price”), that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer, after taking into account the number of Shares so tendered and the prices specified by the tendering shareholders. The undersigned acknowledges and understands that Birner Dental will select the lowest Purchase Price that will allow it to purchase 175,000 Shares or, if a lesser number of Shares are validly tendered and not withdrawn, all such Shares that are properly tendered and not withdrawn. All Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased, subject to the conditions of the Offer and the “odd lot” priority and proration described in the Offer to Purchase. The undersigned understands that all shareholders whose Shares are purchased by Birner Dental will receive the same Purchase Price for each share purchased pursuant to the Offer.

          The undersigned hereby represents and warrants that the undersigned:

          (1) has a net long position in Shares at least equal to the number of Shares being tendered;

          (2) has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when the same are accepted for payment by Birner Dental, Birner Dental will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

          (3) will, upon request, execute and deliver any additional documents deemed by the Depositary or Birner Dental to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

          The undersigned understands that tendering Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in accordance with the instructions hereto will constitute an agreement between the undersigned and Birner Dental upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that Birner Dental will not pay interest on the Purchase Price under any circumstances.

          The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Birner Dental may terminate or amend the Offer, may postpone the acceptance for payment of, or for, Shares tendered or may accept for payment fewer than all of the Shares tendered.

          Unless otherwise indicated under “Special Payment Instructions,” Birner Dental will issue the check for the Purchase Price of any Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any Shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions” herein, Birner Dental will mail the check for the Purchase Price of any Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the Purchase Price of any Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

          The undersigned acknowledges that Birner Dental has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof, if Birner Dental does not accept for payment any of the Shares so tendered.

          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon such undersigned’s heirs, personal representatives, successors and assigns. Except as provided in the Offer to Purchase, this tender is irrevocable.

          The undersigned understands the Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

          1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 10. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.

          2. Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure. You should use this Letter of Transmittal only if you are forwarding certificates with this Letter of Transmittal or causing the Shares to be delivered by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to validly tender Shares, certificates for all physically delivered Shares, or a confirmation of a book-entry transfer of all Shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

          Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Birner Dental may enforce such agreement against them.

          Guaranteed Delivery. If you cannot deliver your Shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

          (a) such tender must be made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided to you by Birner Dental must be received by the Depositary by the Expiration Date, specifying the price at which Shares are being tendered, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

          (c) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer of all Shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Depositary within three Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

          The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

          As specifically permitted by Section 6 of the Offer to Purchase, Birner Dental will not accept any alternative, conditional or contingent tenders, and no fractional Shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the Shares.

          3. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of Shares on a separate signed schedule attached hereto.

          4. Partial Tenders (Not applicable to shareholders who tender by book-entry transfer). If you wish to tender (offer to sell) fewer than all of the Shares represented by any certificates that you deliver to the Depositary, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the Offer. Unless you indicate otherwise, all Shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of Shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the Shares will be credited to the appropriate account maintained by the tendering shareholder at the Book-Entry Transfer Facility. In each case, Shares will be returned or credited without expense to the shareholder.

          5. Indication of Price at Which Shares Are Being Tendered. In order to validly tender by this Letter of Transmittal, you must check the box indicating the price per Share at which you are tendering Shares, under “Shares Tendered at Price Determined by Shareholder.”

          By checking a box under “Shares Tendered at Price Determined by Shareholder,” you acknowledge that doing so could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price that you checked.

          You may check only one box. If you check more than one box or no boxes, then you will not be deemed to have validly tendered your Shares. If you wish to tender portions of your share holdings at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each such portion of your Shares. You cannot tender the same Shares at more than one price (unless you previously tendered and withdrew those Shares, as provided in Section 4 of the Offer to Purchase).

          6. Odd Lots. As described in Section 1 of the Offer to Purchase, if Birner Dental purchases less than all Shares tendered and not withdrawn before the Expiration Date, the Shares purchased first will consist of all Shares tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 Shares and who tenders all of such Shares. Even if you otherwise qualify for such “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots.”

          7. Order of Purchase in Event of Proration. Shareholders may specify the order in which their Shares are to be purchased in the event that as a result of the proration provisions or otherwise, some but not all of the tendered Shares are purchased in the Offer. The order of purchase may have an effect on the United States federal income tax treatment of the purchase for the Shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

          8. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

          (a) Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

          (b) Joint Holders. If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

          (c) Different Names on Certificates. If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

          (d) Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

          If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

          If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

          9. Stock Transfer Taxes. Except as provided in this Instruction 9, Birner Dental will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered Shares are registered in the name of a person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

          10. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued and any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed.

          11. Federal Income Tax Withholding. Under the federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder must provide the Depositary with such shareholder’s correct taxpayer identification number by completing the Substitute Form W-9 set forth above.

          In general, if a shareholder is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such shareholder pursuant to the Offer may be subject to backup withholding. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements (but may be subject to other tax withholding requirements described below). In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such shareholder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Depositary.

          For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

          NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

          Unless Birner Dental determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, Birner Dental will be required to withhold federal income tax at a rate of 30% from such gross proceeds paid to a foreign shareholder or his agent. For this purpose, a foreign shareholder is any shareholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, or (iii) any estate or trust the income of which is subject to United States federal income taxation regardless of its source. A foreign shareholder may be eligible to file for a refund of such tax or a portion of such tax if such shareholder meets the “complete redemption,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in the Offer to Purchase under the caption “United States Federal Income Tax Consequences” or if such shareholder is entitled to a reduced rate of withholding pursuant to a treaty and Birner Dental withheld at a higher rate.

          In order to obtain a reduced rate of withholding under a tax treaty, a foreign shareholder must deliver to the Depositary, before the payment, a properly completed and executed statement claiming such an exemption or reduction. Such statements can be obtained from the Depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a foreign shareholder must deliver to the Depositary a properly executed statement claiming such an exemption. Such statements can be obtained from the Depositary. Foreign shareholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

          12. Irregularities. All questions as to Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Birner Dental in its sole discretion, which determinations shall be final and binding on all parties. Birner Dental reserves the absolute right to reject any or all tenders of the Shares it determines not to be in proper form or the acceptance of which or payment for which may, be unlawful. Birner Dental also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Shares, and Birner Dental’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time period as Birner Dental shall determine. None of Birner Dental, the Depositary, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

          13. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent at its addresses and telephone numbers as set forth below.

          14. Stock Option Plans. If you hold vested options in any of the Birner Dental’s stock option plans, then you may exercise such vested options as indicated in the instructions separately sent to you by paying the cash exercise price and receiving Shares which you may then tender by following the instructions set forth in the Offer to Purchase and this Letter of Transmittal. You must exercise your options by not later than 3:00 p.m. Mountain time on September 22, 2006, in order to obtain Shares to tender by the Expiration Date.

          15. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your Shares has been lost, stolen, destroyed or mutilated, you should call Computershare Trust Company, Inc., as

Transfer Agent, at 800-962-4284 (extension 4732), regarding the requirements for replacement at the address set forth on the cover page of this Letter of Transmittal. You may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

          This Letter of Transmittal, properly completed and duly executed, together with certificates representing Shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 5:00 p.m., Mountain time, on the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

The Information Agent for the Offer is:
Computershare Trust Company, Inc.
350 Indiana Street
Golden, CO 80401
1-800-962-4284 (extension 4732)